Exhibit 10.40

INTERACTIVE DATA CORPORATION

IGLOO INTERMEDIATE CORPORATION

IGLOO HOLDINGS CORPORATION

March 28, 2011

Silver Lake Partners III, L.P.

Silver Lake Technology Investors III, L.P.

c/o Silver Lake Partners

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attention: Karen King

and

Warburg Pincus Private Equity X, L.P.

Warburg Pincus X Partners, L.P.

c/o Warburg Pincus LLC.

450 Lexington Avenue

New York, NY 10017

Attention: Jonathan Leff

                   Managing Director

Re:	Priority of Indemnification Obligations

Ladies and Gentlemen:

Reference is made to that certain Shareholders Agreement, dated as of July 29, 2010 (as the same may be amended from time to time, the “Shareholders Agreement”), by and among Interactive Data Corporation, a Delaware corporation (“IDCO”), Igloo Intermediate Corporation (“Intermediate”), Igloo Holdings Corporation (“Holdings” and, together with Intermediate and IDCO, the “Companies”) and the investors identified on Schedule A thereto, and to the several indemnification agreements, dated as of the date hereof, by and among the Companies and each of the Sponsor Directors (as the same may be amended from time to time and including any additional agreement or documents providing for indemnification of any Sponsor Directors by the Companies that may exist in the future, the “Indemnification Agreements”). All initially capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Shareholders Agreement.

The Companies hereby acknowledge and agree that, in addition to the rights provided to the Sponsor Directors pursuant to (i) the Indemnification Agreements, (ii) Certificate of Incorporation of each of the Companies, as amended (collectively, the “Certificates”), (iii) the Bylaws of each of the Companies, as amended (collectively, the “Bylaws”), (iv) the Delaware

General Corporation Law, as amended from time to time, (v) any other agreement between the Companies or any of the Controlled Entities (as defined below) and the Sponsor Directors pursuant to which the Sponsor Directors are entitled to indemnification and/or advancement of expenses, (vi) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (vii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (vii) collectively, “Indemnification Sources”) (as beneficiaries of such rights referred to in the Indemnification Sources, each Sponsor Director is herein referred to as a “Sponsor Director Indemnitee”), the Sponsor Director Indemnitees may have certain rights to indemnification and/or advancement of expenses provided by, and/or insurance obtained by, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and/or certain of their Affiliates, or Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P. and/or certain of their Affiliates, whether now or in the future (collectively, the “Fund Indemnitors”). Notwithstanding anything to the contrary in any of the Indemnification Sources, the Companies hereby agree that, with respect to their (and their Controlled Entities’) indemnification and advancement obligations to the Sponsor Director Indemnitees under the Indemnification Sources or otherwise, the Companies shall, and the Companies shall cause the Controlled Entities to, (i) be the indemnitor of first resort (i.e., their obligations to indemnify the Sponsor Director Indemnitees are primary and any obligation of the Fund Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the Sponsor Director Indemnitees, as applicable, is secondary and excess), (ii) be required to advance the full amount of expenses incurred by each Sponsor Director Indemnitee and be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by each Sponsor Director Indemnitee or on his or her behalf to the extent legally permitted and as required by the Indemnification Sources, in each case without regard to any rights such Sponsor Director Indemnitees may have against the applicable Fund Indemnitors or their respective insurers, and (iii) irrevocably waive, relinquish and release the Fund Indemnitors and such insurers from any and all claims against the Fund Indemnitors or such insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Companies agree that in the event that any Fund Indemnitor or its insurer should advance any expenses or make any payment to a Sponsor Director Indemnitee for matters subject to advancement or indemnification by the Companies pursuant to any Indemnification Source or otherwise, the Companies, jointly and severally, shall promptly reimburse such Fund Indemnitor or insurer, as applicable, and that such Fund Indemnitor or insurer, as applicable, shall be subrogated to all of the claims or rights of such Sponsor Director Indemnitee under the Indemnification Source or otherwise including to the payment of expenses in an action to collect. The Companies agree that any Fund Indemnitor or its insurer not a party hereto shall be an express third party beneficiary of this letter agreement, able to enforce such letter agreement according to its terms. Nothing contained in the Indemnification Agreements is intended to limit the scope of this letter agreement or the rights of the Fund Indemnitors or their insurers hereunder. For purposes of this letter agreement, the term “Controlled Entity” shall mean any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by any of the Companies.

Except as otherwise provided herein, this letter agreement contains the entire agreement between the parties hereto on the subject hereof, and this letter agreement may not be changed, amended, modified, or altered, except by written agreement signed by all the parties hereto. The parties hereto acknowledge that this letter agreement was drafted jointly by the parties, and its terms shall not be construed against any party.

This letter agreement may be executed and delivered (including, without limitation, by facsimile transmission) in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

The parties hereto agree that this letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to applicable principles of conflicts of law to the extent that the application of another jurisdiction would be required thereby. The Companies and the Fund Indemnitors hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this letter agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this letter agreement, (iii) consent to service of any summons and complaint and any other process that may be served in any action, suit, or proceeding arising out of or relating to this letter agreement by mailing by certified or registered mail, with postage prepaid, copies of such process to such party at its address for receiving notice pursuant to Section 18 of the applicable Indemnification Agreement, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. Nothing herein shall preclude service of process by any other means permitted by applicable law.

[Signature Pages Follow]

If you are in agreement with the terms set forth above, please sign this letter agreement in the space provided below and return an executed copy to the undersigned.

Very truly yours,

INTERACTIVE DATA CORPORATION

By:	/s/ Vincent A. Chippari
Name:	Vincent A. Chippari
Title:	Chief Financial Officer

IGLOO INTERMEDIATE CORPORATION

By:	/s/ Vincent A. Chippari
Name:	Vincent A. Chippari
Title:	Treasurer

IGLOO HOLDINGS CORPORATION

By:	/s/ Vincent A. Chippari
Name:	Vincent A. Chippari
Title:	Co-Secretary

[Signature Page to Indemnification Side Letter]

AGREED AND ACKNOWLEDGED AS OF THE DATE FIRST SET FORTH ABOVE:

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X L.P., its General Partner
	By:	Warburg Pincus X LLC, its General Partner
		By:	Warburg Pincus Partners LLC, its Sole Member
			By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Cary Davis
Name:	Cary Davis
Title:	Managing Director

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X L.P., its General Partner
	By:	Warburg Pincus X LLC, its General Partner
		By:	Warburg Pincus Partners LLC, its Sole Member
			By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Cary Davis
Name:	Cary Davis
Title:	Managing Director

[Signature Page to Indemnification Side Letter]

AGREED AND ACKNOWLEDGED AS OF THE DATE FIRST SET FORTH ABOVE:

SILVER LAKE PARTNERS III, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its sole member

By:	/s/ James A. Davidson
Name:	James A. Davidson
Title:	Managing Member

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its sole member

By:	/s/ James A. Davidson
Name:	James A. Davidson
Title:	Managing Member

[Signature Page to Indemnification Side Letter]